UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TILRAY, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

This Schedule 14A filing consists of the following communication (the “Communication”) from Tilray, Inc., a Delaware corporation (“Tilray”) to its stockholders, relating to Tilray’s Special Meeting of Stockholders originally scheduled to be held on July 29, 2021, and subsequently adjourned to August 19, 2021. This Schedule 14A should be read in conjunction with the proxy statement filed with the U.S. Securities and Exchange Commission on or about June 25, 2021.

The Communication was first made to Tilray’s stockholders on August 4, 2021.

PHONE MESSAGE

HELLO, THIS IS IRWIN SIMON, CEO OF TILRAY.

I’M REACHING OUT ONCE AGAIN BECAUSE WE HAVE NOT RECEIVED YOUR PROXY VOTE. NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN - WE STILL NEED YOUR SUPPORT.

AND PLEASE UNDERSTAND IF YOU DO NOT VOTE, IT HAS THE SAME EFFECT AS VOTING AGAINST THE SHARE PROPOSAL THAT IS CRITICAL TO OUR GROWTH STRATEGY AND THE VALUE OF YOUR INVESTMENT IN TILRAY.

VOTING IS QUICK AND EASY. SO PLEASE TAKE THE TIME TO VOTE TODAY. THANK YOU.

WITH THE AVERAGE TILRAY SHAREHOLDER OWNING LESS THAN 300 SHARES, YOUR VOTE REALLY DOES MATTER. YOU CAN VOTE NOW BY TELEPHONE, OVER THE INTERNET, OR BY MAIL.

IF YOU’D LIKE ASSISTANCE IN VOTING, PLEASE CALL OUR PROXY SOLICITOR TOLL FREE AT (833) 497-7395.

AGAIN, I WANT TO THANK YOU FOR YOUR INVESTMENT IN TILRAY AND FOR YOUR ATTENTION TO THIS MATTER. HAVE A GREAT DAY.